INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Great Wall Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Amendment No. 1 to Form S-1 of our report dated
October 23, 2003, except for Note 7, as to which the date is January 7, 2004, on the financial statements of Great Wall Acquisition Corporation as of October 8,
2003 and for the period from August 20, 2003 (date of inception) to October 8,
2003, which appears in such Prospectus. We also consent to the reference to our
Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 12, 2004